Exhibit 8(j)(1)

Amendment of Agreements (American Funds Confidential Information)

AMENDMENT OF AGREEMENTS

This amendment (the Amendment) to the agreements (individually, the “Agreement, collectively, the “Agreements) identified in Attachment A, attached hereto, is effective as of March 1, 2012.

1.	A new section, numbered consecutively, is added to each Agreement as follows:

Confidential Information.

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party (ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures, to the extent required, are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

In WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

TRANSAMERICA LIFE INSURANCE COMPANY

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith
Name:	Brenda L. Smith
Title:	Assistant Vice President

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Steven L. Koszalka
Name:	Steven L. Koszalka
Title:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Senior Vice President and Secretary

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ Timothy W. McHale
Name:	Timothy W. McHale
Title:	Secretary

AMERICAN FUNDS SERVICE COMPANY

By:
Name:
Title:

Approved for Signature by CRMC Legal Dept.

2.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

In WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

TRANSAMERICA LIFE INSURANCE COMPANY

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By:	/s/ Breda L. Smith
Name:	Breeda L. Smith
Title:	Assistant Vice President

AMERICAN FUNDS INSURANCE SERIES

By:
Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:
Name:
Title:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Name:
Title:

AMERICAN FUNDS SERVICE COMPANY

By:	/s/ Michael Krupa
Name:	Michael Krupa
Title:	Vice President

Reviewed for signature by AFS Contract Admin.

ATTACHMENT A

1. Fund Participation Agreement among Western Reserve Life Assurance Co. of Ohio, American Funds Insurance Series, and Capital Research and Management Company, dated January 28, 2005.

2. Business Agreement among Western Reserve Life Assurance Co. of Ohio, AFSG Securities Corporation (now known as Transamerica Capital, Inc.), American Funds Distributors, Inc., and Capital Research and Management Company, dated April 6, 2005.

3. Business Agreement among Transamerica Life Insurance Company, AFSG Securities Corporation (now known as Transamerica Capital, Inc.), American Funds Distributors, Inc., and Capital Research and Management Company, dated January 28, 2005.

4. Business Agreement among Transamerica Financial Life Insurance Company, Transamerica Capital, Inc., American Funds Distributors, Inc., and Capital Research and Management Company, dated May 1, 2009.

5. Shareholder Information Agreement between the American Funds Service Company on behalf of the American Funds and the American Funds Insurance Series, and Transamerica Financial Life Insurance Company, Transamerica Life Insurance Company, and Western Reserve Life Assurance Co. of Ohio, dated April 15, 2007.

6. Service Agreement between American Funds Service Company and Transamerica Life Insurance and Annuity Company (now known as Transamerica Life Insurance Company), dated March 28, 2003.

7. Service Agreement between American Funds Service Company and Transamerica Financial Life Insurance Company, dated March 28, 2003.

Retail (former Merrill Lynch agreements):

8. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), American Funds Service Company, and American Funds Distributors, Inc., dated October 11, 2002.

9. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), American Funds Service Company, and American Funds Distributors, Inc., dated October 11, 2002.

10. Rule 22c-2 Customer Information Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and American Funds Service Company, dated March 30, 2007.

11. Rule 22c-2 Customer Information Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and America Funds Service Company, dated March 30, 2007.

12. Shareholder Services Agreement between American Funds Distributors, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

13. Shareholder Services Agreement between American Funds Distributors, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

Insurance (former Merrill Lynch agreements):

14. Fund Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), American Funds Insurance Series, and Capital Research and Management Company, dated March, 2005.

15. Business Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), Merrill Lynch, Pierce, Fenner & Smith Incorporated, American Funds Distributors, Inc., and Capital Research and Management Company, dated March, 2005.

16. Fund Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York). American Funds Insurance Series, and Capital Research and Management Company, dated March, 2005.

17. Business Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), Merrill Lynch, Pierce, Fenner & Smith Incorporated, American Funds Distributors, Inc., and Capital Research and Management Company, dated March, 2005.

18. Shareholder Services Agreement between American Funds Distributors, and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

19. Shareholder Services Agreement between American Funds Distributors, and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

20. All other Agreements not identified on this Attachment A, which are between or among the American Fund entities and the Transamerica entities who are parties to this Amendment, and which have not previously been amended with confidential information language consistent with this amendment.